As filed with the Securities and Exchange Commission on March 15, 1996
                                                  Registration No. 333-_________

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                           --------------------------

                             INTER-TEL, INCORPORATED
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


   Arizona                          3661                       86-0220994
---------------               ----------------               ---------------
(State or other              (Primary Standard              (I.R.S. Employer
jurisdiction of          Industrial Classification       Identification Number)
incorporation or                Code Number)
organization)

                        120 North 44th Street, Suite 200
                             Phoenix, Arizona 85034
                                 (602) 302-8900
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                       -----------------------------------

                       John Gardner, Esq., General Counsel
                             INTER-TEL, INCORPORATED
                        120 North 44th Street, Suite 200
                             Phoenix, Arizona 85034
                                 (602) 302-8900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                   ------------------------------------------
                     Copies of all communications should be
                                    sent to:
                             Jeffrey D. Saper, Esq.
                           Patrick J. Schultheis, Esq.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304
                                 (415) 493-9300

                    --------------------------------------

                  Approximate date of commencement of proposed
                              sale to the public:
      From time to time after the Registration Statement becomes effective.

     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.|_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

Title of Each Class of          Amount to be     Proposed Maximum Offering       Proposed Maximum Aggregate         Amount of
Securities to be Registered      Registered           Price Per Share*                Offering Price*           Registration Fee

Common Stock.............      60,000 shares           $16.5625                       $993,750                     $343.00


* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, based on the average of the high and low prices per share of Common Stock reported on the Nasdaq National Market System on March 8, 1996.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED MARCH 15, 1996


                                  60,000 Shares

                                    INTER-TEL
                                  Common Stock


         All of the 60,000 shares of Common Stock of Inter-Tel, Incorporated ("Inter-Tel" or the "Company") offered hereby are being offered for sale from time to time by certain of the Company's shareholders (the "Selling Shareholders"). See "Selling Shareholders." The Company has been advised that the Selling Shareholders expect to offer the shares on the Nasdaq National Market System through certain broker-dealers at the then current market price or in negotiated transactions. See "Plan of Distribution." The Company will not receive any of the proceeds from the sale of shares by the Selling Shareholders.

         SEE "RISK FACTORS" COMMENCING ON PAGE 3 FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

         The Selling Shareholders will bear all discounts and commissions paid to broker-dealers in connection with the sale of the shares and the fees and expenses of any counsel and other advisers that the Selling Shareholders may employ to represent them in this offering.

         The Common Stock is quoted on the NASDAQ National Market System under the trading symbol "INTL." On March 14, 1996, the last sale price of the Common Stock as reported by the NASDAQ National Market System was $17.875 per share.

                       ----------------------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                       ----------------------------------



                The date of this Prospectus is March __, 1996

         No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates.

         The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to this Registration Statement or incorporated by reference herein. For further information regarding the Company and the Common Stock offered by this Prospectus, reference is made to such Registration Statement and the exhibits and schedules thereto. The Registration Statement and the exhibits and schedules thereto may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained from the Commission at prescribed rates.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The  following   documents   filed  with  the   Commission  are  hereby
incorporated in this Prospectus by reference:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

(b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

(c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995;

(d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995; and

(e) The description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Exchange Act of 1934 on February 26, 1982 (File No. 0-10211).

         All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 of 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares offered hereby shall be deemed to be incorporated by reference into this Prospectus. Any statement contained in a document, all or a portion of which is incorporated herein by reference, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently dated document, which also is incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Company's executive offices as follows: Inter-Tel, Incorporated, 120 North 44th Street, Suite 200, Phoenix, Arizona 85034. Telephone requests may be directed to
(602) 302-8900, Attn: Corporate Secretary.


                                  RISK FACTORS

         In evaluating the Company's business, prospective investors should carefully consider the following factors in addition to the other information presented in this Prospectus and the documents incorporated by reference herein.

Rapid Technological Change and Dependence on New and Timely Product
Introductions

         The market for the Company's systems, products and services is characterized by rapid technological change and continuing demand for new products, features and applications. Current competitors or new market entrants may develop new products or product features that could adversely affect the competitive position of the Company's products. Accordingly, the timely introduction of new products and product features, as well as new telecommunications applications, will be a key factor in the Company's future success. Occasionally, new products contain undetected errors or "bugs" when released. Such bugs may result from bugs contained in software products offered by the Company's suppliers or other third parties that are intended to be compatible with the Company's products, over which the Company has little or no control. Although the Company seeks to minimize the number of bugs in its products by its test procedures and strict quality control, there can be no assurance that its new products will be error free when introduced. Any significant delay in the commercial introduction of the Company's products due to bugs, any design modifications required to correct bugs or any impairment of customer satisfaction as a result of bugs could have a material adverse effect on the Company's business and operating results. In addition, new products often take several months before their manufacturing costs stabilize, which may adversely affect operating results for a period of time following introduction. The Company recently began shipping its new Inter-Tel Axxent telephone system, an OS/2 version of its voice processing software, and a number of upgrades to its existing AXXESS systems. In the event that the Company were to fail to successfully introduce new systems, products or services or upgrades to its existing systems or products on a regular and timely basis, demand for the Company's existing systems, products and services could decline, which could have a material adverse effect on the Company's business and operating results. There can be no assurance that the Company will be able to successfully develop new systems, products, services, technologies and applications on a timely basis as required by changing market needs or that new systems or products or enhancements thereto, including its recently announced products and upgrades, when introduced by the Company will achieve market acceptance.

         The Company has recently developed and continues to develop products designed to address the emerging market for the convergence of voice and data applications, or computer telephony integration. If the computer telephony integration ("CTI") market fails to develop or grows more slowly than the Company anticipates, or if the Company is unable for any reason to capitalize on this emerging market opportunity, the Company's business and operating results could be materially adversely affected.

Dependence Upon Contract Manufacturers and Component Suppliers

         Certain components used in the Company's systems, including certain microprocessors, integrated circuits, power supplies and voice processing interface cards, are currently available from a single source or limited sources of supply, and certain of these components, including integrated circuits, are currently in limited supply. In addition, the Company currently manufactures its products through a limited number of contract manufacturers located in the United States, the Philippines and the People's Republic of China. Foreign manufacturing facilities are subject to changes in governmental policies, imposition of tariffs and import restrictions and other factors beyond the Company's control. Varian Associates, Inc. ("Varian") currently manufactures a significant portion of the Company's products at Varian's Tempe, Arizona facility, including substantially all of the printed circuit boards used in the AXXESS and Inter-Tel Axxent systems. From time to time, the Company has experienced delays in the supply of components and finished goods and there can be no assurance that the Company will not experience such delays in the future. The Company's reliance on third party manufacturers involves a number of additional risks, including reduced control over delivery schedules, quality assurance and costs. Any delay in delivery or shortage of supply of components or finished goods from Varian or any other supplier, or the Company's inability to develop in a timely manner alternative or additional sources if and when required, could damage the Company's relationships with current and prospective customers and could materially and adversely affect the Company's business and operating results. The Company has no long term agreements with its suppliers that require the suppliers to provide fixed quantities of components or finished goods at set prices. There can be no assurance that the Company will be able to continue to obtain components or finished goods in sufficient quantities or quality or on favorable pricing and delivery terms in the future.

Competition

         The market for the Company's telephone system products is highly competitive and in recent periods has been characterized by pricing pressures and business consolidations. The Company's competitors include AT&T Corp. ("AT&T") and Northern Telecom Limited ("NorTel"), as well as Comdial Corporation ("Comdial"), EXECUTONE Information Systems, Inc. ("Executone"), Mitel Corporation ("Mitel"), Panasonic, Siemens ROLM Communications Inc. ("ROLM"), Toshiba and others. The Company also competes against the regional Bell operating companies ("RBOCs"), which offer systems produced by one or more of the aforementioned competitors and also offer Centrex systems in which automatic calling facilities are provided through equipment located in the telephone company's central office. Competition by the RBOCs could increase significantly if the RBOCs are granted the right to manufacture telephone systems and equipment themselves and/or to bundle the sale of equipment with telephone calling services, activities which to date they have been restricted from undertaking. Legislative initiatives may have the effect of increasing competition from the RBOCs.

         In the market for voice processing applications, including voice mail, the Company competes against Centigram Communications Corporation ("Centigram"), Octel Communications Corporation ("Octel"), Active Voice Corporation ("Active Voice"), Applied Voice Technology, Inc. ("AVT") and other competitors, including telephone systems manufacturers such as AT&T, NorTel and ROLM, which offer integrated voice processing systems under their own label as well as through various OEM arrangements. Certain of the Company's competitors may achieve marketing advantages by bundling their voice processing equipment with sales of telephone systems, or by designing their telephone systems so that they do not readily integrate with independent voice processing systems. Inter-Tel expects that the development of industry standards and the acceptance of open systems architectures in the voice processing market will reduce technical barriers to market entry and lead to increased competition.

         In the market for long distance services, the Company competes against AT&T, MCI Telecommunications Corporation ("MCI"), Sprint Corporation ("Sprint") and other suppliers, certain of which also supply the long distance calling and network services that the Company resells. Although the Company acquires a variety of long distance calling services in bulk from certain long distance carriers, there can be no assurance that the Company will be able to purchase long distance calling services on favorable terms from one or more of such providers in the future. In addition, a substantial majority of prospective new long distance customers for the Company currently purchase long distance calling services from the Company's competitors. The Company believes that it is likely to face increased competition in the long distance calling services market to the extent that telecommunications deregulation enables RBOCs to supply long distance calling and network services or enables RBOCs and others to bundle long distance, local telephone and wireless services. Moreover, the Company expects to face increased competition in the future because low technical barriers to entry will allow new market entrants.

         Many of the Company's competitors have significantly greater financial and technical resources, name recognition and marketing and distribution capabilities than the Company. The Company expects that competition will continue to be intense in the markets addressed by its products and services, and there can be no assurance that the Company will be able to compete successfully in the future.

Management of Growth; Implementation of New Management Information Systems

         The growth in the Company's business has placed, and is expected to continue to place, a significant strain on the Company's personnel, management and other resources. The Company's ability to manage any future growth effectively will require it to attract, train, motivate and manage new employees successfully, to integrate new employees into its overall operations and to continue to improve its operational, financial and management information systems. In particular, the Company has recently implemented new management information systems (MIS). The Company believes the new MIS systems will significantly affect many aspects of its business, including its accounting, operations, purchasing, sales and marketing functions. The successful implementation of such systems will be crucial to the Company's provision of services and to enable future growth. The Company has experienced some difficulty in the implementation of its new MIS systems. This difficulty has had an adverse effect on the Company's ability to provide products and services to its customers on a timely basis, and, in addition, has caused some delay in coordinating accounting and financial results. There can be no assurance that the Company will correct the problems it is experiencing in the implementation of the new MIS systems on a timely basis. If such difficulties continue, the Company's business and operating results could be materially adversely affected. In addition, there can be no assurance that, once successfully implemented, the new MIS systems will be adequate to support the Company's operations.

         The Company has made strategic acquisitions in the past and expects to continue to do so in the future. Acquisitions require a significant amount of the Company's management attention and financial and operational resources, all of which are limited. The integration of acquired entities may also result in unexpected costs and disruptions, and significant fluctuations in, or reduced predictability of, operating results from period to period. There can be no assurance that an acquisition will not adversely affect the business relationships of the Company or the acquired entity with their respective suppliers or customers. Further, there can be no assurance that the Company will successfully integrate the acquired operations or achieve any of the intended benefits of an acquisition. The Company's failure to manage its growth effectively could have a material adverse effect on its business and operating results.

Product Protection and Infringement

         The Company's future success is dependent in part upon its proprietary technology. The Company has no patents and relies principally on copyright and trade secret law and contractual provisions to protect its intellectual property. There can be no assurance that any copyright owned by the Company will not be invalidated, circumvented or challenged or that the rights granted thereunder will provide competitive advantages to the Company. Further, there can be no assurance that others will not develop technologies that are similar or superior to the Company's technology or that duplicate the Company's technology. As the Company expands its international operations, effective intellectual property protection may be unavailable or limited in certain foreign countries. There can be no assurance that the steps taken by the Company will prevent misappropriation of its technology. Litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on the Company's business and operating results.

         From time to time, the Company is subject to proceedings alleging infringement by the Company of intellectual property rights of others. If any such claim is asserted against the Company, the Company may seek to obtain a license under the third party's intellectual property rights. There can be no assurance that a license will be available on terms acceptable to the Company or at all. In the alternative, the Company could resort to litigation to challenge any such claim, which could require the Company to expend significant sums and could require the Company to pay significant damages, develop noninfringing technology or acquire licenses to the technology which is the subject of the asserted infringement, any of which could have a material adverse effect on the Company's business and operating results. In the event that the Company is unable or chooses not to license such technology or decides not to challenge such third party's rights, the Company could encounter substantial and costly delays in product introductions while attempting to design around such third party rights, or could find that the development, manufacture or sale of products requiring such licenses could be materially inhibited.

Potential Fluctuations in Quarterly Results; Limited Backlog

         The Company's quarterly operating results depend upon a variety of factors, including the volume and timing of orders received during the quarter, the mix of products sold and mix of distribution channels, general economic conditions, patterns of capital spending by customers, the timing of new product announcements and releases by the Company and its competitors, pricing pressures and the availability and cost of products and components from the Company's suppliers. The Company's customers typically require the immediate shipment and installation of systems. As a result, the Company has historically operated with a relatively small backlog, and sales and operating results in any quarter are principally dependent on orders booked and shipped in that quarter. Moreover, market demand for investment in capital equipment such as telephone systems and applications is largely dependent on general economic conditions, and can vary significantly as a result of changing conditions in the economy as a whole. The Company's expense levels are based in part on expectations as to future sales and, if sales levels do not meet expectations, operating results could be adversely affected. Because sales of systems through the Company's dealers produce lower gross margins than sales through the Company's direct sales organization, operating results will vary based upon the mix of sales through direct and indirect channels. Although the Company to date has been able to resell the rental streams from leases under its Totalease program profitably and on a substantially current basis, the timing and profitability of lease resales from quarter to quarter could impact operating results, particularly in an environment of fluctuating interest rates. Long distance sales have, in recent periods, grown at a faster rate than the Company's overall net sales and such sales have lower gross margins than the Company's core business. As a result, gross margins could be adversely affected in the event that long distance calling services continue to increase as a percentage of net sales. In addition, the Company is subject to seasonality in its operating results, as net sales for the first and third quarters are frequently less than those experienced in the fourth and second quarters, respectively. As a result of these and other factors, the Company has in the past and could in the future experience fluctuations in sales and operating results on a quarterly basis.

Reliance on Dealer Network

         A substantial portion of the Company's net sales are made through its network of independent dealers. The Company faces intense competition from other telephone system and voice processing system manufacturers for such dealers' business, as most of the Company's dealers carry products which compete with the Company's products. The Company has no long term agreements with any of its dealers, and there can be no assurance that any such dealer will not promote the products of the Company's competitors to the detriment of the Company's products. The loss of any significant dealer or group of dealers, or any event or condition adversely affecting the Company's dealer network, could have a material adverse effect on the Company's business and operating results. In recent years the Company has effected a number of strategic acquisitions of resellers of telephony products and integrated these operations with its existing direct sales operations in the same geographic areas and in other strategic markets. There can be no assurance that one or more of the Company's dealers will not be acquired by a competitor and that the loss of any such dealer so acquired will not adversely affect the Company's business and operating results.

Risks of Providing Long Distance Services

         Inter-Tel depends on a reliable supply of telecommunications services and information from several long distance carriers. Because it does not own transmission facilities, the Company relies on long distance carriers for the provision of network services to the Company's customers and for billing information. Long distance services are subject to extensive and uncertain governmental regulation on both the federal and state level. There can be no assurance that the promulgation of certain regulations, such as regulations requiring the reduction of direct-dial billing rates, will not adversely affect the Company's business and operating results. The Company currently resells long distance services pursuant to contracts with four of the six largest long distance carriers with U.S. networks. These contracts typically have a multi-year term in which the Company's prices are relatively fixed and have minimum use requirements. There can be no assurance that the Company will meet minimum use commitments, will be able to negotiate lower rates with carriers in the event of any decrease in end user rates or will be able to extend its contracts with long distance carriers at prices favorable to the Company. The Company's ability to continue to expand its long distance service operations will depend on its ability to continue to secure reliable long distance services from a number of long distance carriers and the willingness of such carriers to continue to make telecommunications services and billing information available to the Company on favorable terms.

Dependence on Key Personnel

         The Company is dependent on the continued service of, and its ability to attract and retain, qualified technical, marketing, sales and managerial personnel. The competition for such personnel is intense, and the loss of any of such persons, as well as the failure to recruit additional key technical and sales personnel in a timely manner, would have a material adverse effect on the Company's business and operating results. There can be no assurance that the Company will be able to continue to attract and retain the qualified personnel necessary for the development of its business.

Possible Volatility of Stock Price

         The Company believes that factors such as announcements of developments relating to the Company's business, fluctuations in the Company's operating results, general conditions in the telecommunications industry or the worldwide economy, changes in legislation or regulation affecting the telecommunications industry, an outbreak of hostilities, a shortfall in revenue or earnings from securities analysts' expectations, announcements of technological innovations or new products or enhancements by the Company or its competitors, developments in intellectual property rights and developments in the Company's relationships with its customers and suppliers could cause the price of the Company's Common Stock to fluctuate, perhaps substantially. In addition, in recent years the stock market in general, and the market for shares of technology stocks in particular, have experienced extreme price fluctuations, which have often been unrelated to the operating performance of affected companies. There can be no assurance that the market price of the Company's Common Stock will not experience significant fluctuations in the future, including fluctuations that are unrelated to the Company's performance.

Concentration of Ownership

         As of January 31, 1996, the Company's Chairman of the Board of Directors and Chief Executive Officer beneficially owned approximately 22% of the outstanding shares of the Common Stock. As a result, he has the ability to exercise significant influence over all matters requiring shareholder approval. In addition, the concentration of ownership could have the effect of delaying or preventing a change in control of the Company.


                                   THE COMPANY

         Inter-Tel is a single point of contact, full service provider of business telephone systems, telecommunications software applications, CTI, voice processing software and long distance calling services, as well as maintenance, leasing and support services. Because of the modular design and high level of software content in the Company's products, including its AXXESS and Inter-Tel Axxent systems, customers can readily increase the size and functionality of their systems as their future telecommunications needs change. The Company believes that it is a leading supplier of small to medium size business telephone systems.

         The Company has developed a distribution network of direct sales offices and dealers which sells the Company's products to small to medium size organizations and to divisions or departments of larger organizations, including Fortune 500 companies, large service organizations and governmental agencies. In the United States, the Company has 25 direct sales offices and a growing network of hundreds of dealers who purchase directly from the Company. The Company is also in the process of expanding its international dealer network.

         The Company was incorporated in Arizona in July 1969. Its corporate offices are located at 120 North 44th Street, Suite 200, Phoenix, Arizona 85034 and its telephone number at that address is (602) 302-8900. As used in this Prospectus, "Inter-Tel" or the "Company" refers to Inter-Tel, Incorporated and its subsidiaries.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the shares offered hereby.


                              SELLING SHAREHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock of the Selling Shareholders.

                                      Percentage   Number of          Percentage
                                           of    Shares Being            of
Name of Selling Shareholder  Number   Outstanding   Offered   Number Outstanding
---------------------------  ------   -----------  ---------  ------ -----------

William H. Frost...........  106,400      *         33,600    72,800      *
Cynthia H. Frost...........   26,600      *          8,400    18,200      *
Benny Treadway.............   57,000      *         18,000    39,000      *

---------------------------
*     Less than one percent (1%).


                              PLAN OF DISTRIBUTION

      The shares of Common Stock offered hereby are being offered directly by the Selling Shareholders. The Company has been advised by the Selling Shareholders that they intend to sell all of the shares offered hereby from time to time during the one hundred eighty (180) day period following the date of this Prospectus in the over-the-counter market and that sales will be made at prices prevailing at the times of such sales. The Selling Shareholders may also make private sales at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The Selling Shareholders and any underwriter, dealer or agent who participate in the distribution of such shares may be deemed to be
"underwriters" under the Securities Act, and any discount, commission or concession received by such persons might be deemed to be an underwriting discount or commission under the Securities Act.

         Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Shareholders (and, if acting as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the Selling Shareholders. Broker-dealers may agree with the Selling Shareholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Shareholders, to purchase as principals any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Shareholders. Broker-dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or by a combination of such methods of sale or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

      The Company has advised the Selling Shareholders that the anti-manipulative Rules 10b-6 and 10b-7 under the Exchange Act may apply to sales in the market, has furnished the Selling Shareholders with copies of these Rules and has informed the Selling Shareholders of the need for delivery of copies of this Prospectus. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principal.

      In order to comply with the securities laws of certain states, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Common Stock may not be sold unless such shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      At the time a particular offer of the shares of Common Stock registered hereunder is made, if required, a Prospectus Supplement will be distributed that will set forth the number of shares being offered and the terms of the offering including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter for securities purchased from, any discount, commission and other item constituting compensation and any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

      There can be no assurance that the Selling Shareholders will sell all or any of the shares of Common Stock offered hereunder.

                                  LEGAL MATTERS

      Certain matters with respect to the validity of the shares of Common Stock offered hereby are being passed upon for the Company by Kristi S. Bonfiglio, the Company's Corporate Counsel.

                                     EXPERTS

      The consolidated financial statements of Inter-Tel, Incorporated appearing in Inter-Tel, Incorporated's Annual Report on Form 10-K for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             INTER-TEL, INCORPORATED

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

           Registration fee--Securities and
             Exchange Commission...................................   $     343
           Accountant's fees.......................................       2,000
           Legal fees..............................................       3,500
           Miscellaneous...........................................         657
                                                                       ---------
           Total...................................................   $   6,500
                                                                       ---------

All of the above expenses are estimates, with the exception of the registration fee. The Company intends to pay all expenses of registration, issuance and distribution, excluding commissions, with respect to shares being sold by the Selling Shareholders.


Item 15.  Indemnification of Directors and Officers.

         The Company's Articles of Incorporation limit the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law. The Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Arizona General Corporation Law. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance, if available on reasonable terms. The Company believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

            At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 16.          Exhibits.



  Exhibit No.             Exhibit
  ----------              -------

    5.1   Opinion of Kristi S. Bonfiglio, Esq., Corporate Counsel
   23.1   Consent of Independent Auditors
   23.2   Consent of Kristi S. Bonfiglio, Esq., Corporate Counsel (included in
          Exhibit 5.1)
   24.1   Power of Attorney (see page II-3)


Item 17.          Undertakings

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            The undersigned Registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

            (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                             INTER-TEL, INCORPORATED

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on the 14 day of March, 1996.

                                INTER-TEL, INCORPORATED

                                By:   /s/ Kurt R. Kneip
                                   ------------------------------------
                                      Kurt R. Kneip, Vice President and
                                      Chief Financial Officer



                                  POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Steven G. Mihaylo and Kurt R. Kneip and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                  Title                                 Date
-----------                -----                                 ----

/s/ Steven G. Mihaylo      Chairman of the Board of
-----------------------    Directors and Chief               March 14, 1996
Steven G. Mihaylo          Executive Officer (Principal
                           Executive Officer)

/s/ Kurt R. Kneip          Vice President and Chief
-----------------------    Financial Officer                 March 14, 1996
Kurt R. Kneip              (Principal Financial and
                           Accounting Officer)

/s/ Maurice H. Esperseth
-----------------------    Director                          March 14, 1996
Maurice H. Esperseth

/s/ C. Roland Haden        Director                          March 14, 1996
-----------------------
C. Roland Haden

/s/ Kathleen Wade          Director                          March 14, 1996
-----------------------
Kathleen Wade

/s/ Gary D.  Edens         Director                          March 14, 1996
-----------------------
Gary D.  Edens

/s/ Norman Stout           Director                          March 14, 1996
-----------------------
Norman Stout